UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01Entry Into a Material Definitive Agreement.

Accounts Receivable Securitization

On March 28, 2024, Trinseo Ireland Global IHB Limited, an indirect wholly owned subsidiary of Trinseo PLC (the “Company”) entered into an Deed of Amendment, Restatement and Accession with Styron Receivables Funding Designated Activity Company, Regency Assets Designated Activity Company, HSBC Bank plc, TMF Administration Services Limited and The Law Debenture Trust Corporation P.L.C. and other indirect wholly owned subsidiaries of the Company named therein (the “Deed of Amendment”). The Deed of Amendment amends and restates the terms of the Amended & Restated Master Definitions and Framework Deed, originally dated as of August 12, 2010 (as amended or amended and restated, the “Framework Deed”) as well as other ancillary agreements which provide a facility for the securitization of trade receivables (the “Securitization”) originated by certain of the Company’s Swiss, German, Dutch and U.S. subsidiaries (the “Sellers”). The Securitization is funded through the sale of commercial paper by a special purpose finance entity, the proceeds of which fund the purchase of trade receivables from the Sellers. Collection accounts related to the trade receivables are pledged to the special purpose entity, which holds a first priority perfected security interest in such accounts and are not available to the creditors of the Company or its other subsidiaries.

Pursuant to the Deed of Amendment, the Securitization was amended to (i) increase the number of Sellers to include two additional U.S. subsidiaries of the Company, (ii) extend the final maturity of the Securitization for one (1) year to November 18, 2025, and (iii) permit the Company to terminate the Securitization upon thirty days’ notice. The Framework Agreement contains certain standard representations, warranties and covenants, as well as standard termination or perfection events including those relating to (i) insolvency of the Company or certain of its subsidiaries, (ii) cross acceleration, and (iii) failure to maintain at least $250,000,000 of Liquidity (as defined in the Framework Deed) after May 25, 2025. Pursuant to the Deed of Amendment, the Securitization incurs fixed interest charges of 1.65% on outstanding borrowings plus variable commercial paper or other benchmark rates until November 18, 2024, at which time the fixed interest charges will increase to 3.5%. The Deed of Amendment did not include changes to the fees payable on available but undrawn commitments. The Securitization borrowing limit remains at $150.0 million.

The foregoing description of the material terms of the Deed of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Deed of Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01Exhibits.

99.1

Deed of Amendment, Restatement and Accession, dated March 28, 2024, entered into by and among Trinseo Europe GmbH, Trinseo Export GmbH, Trinseo Deutschland Anlagengesellschaft mbH, Trinseo Netherlands B.V., Altuglas LLC, Aristech Surfaces, LLC, Trinseo LLC, Trinseo U.S. Receivables Company SPV LLC, Styron Receivables Funding Designated Activity Company, Regency Assets Designated Activity Company, HSBC Bank plc, Trinseo Holding S.à r.l., TMF Administration Services Limited and the Law Debenture Trust Corporation plc.*

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Certain portions of this exhibit were redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause us competitive harm if publicly disclosed. We agree to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission on its request; provided, however that the Company may request confidential treatment of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ Angelo Chaclas
	Name:	Angelo Chaclas
	Title:	Senior Vice President and Chief Legal Officer

Date: April 2, 2024